UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 6, 2011 (December 31, 2010)

ANTS SOFTWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-16299	13-3054685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 931-0500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 31, 2010, ANTs software inc. (“ANTs”) entered into an agreement (the “BRG Agreement”) with BRG Investments, LLC, a Delaware Company (“BRG”). Pursuant to the BRG Agreement, BRG agreed to purchase from the Company (i) 5,184,033 shares of restricted common stock and (ii) warrants to purchase additional shares of restricted common stock (the “Initial Warrant”), at an aggregate purchase price of $3.0 million. The closing of the sale occurred on January 4, 2011. In addition, BRG has the right under the BRG Agreement, but not the obligation, to purchase additional shares of ANTs common stock and warrants at a purchase price equal to the greater of (i) the Average Market Price, as defined in the BRG Agreement, of ANTs common stock calculated as of the date of the corresponding Purchaser Notice, as defined in the BRG Agreement and (ii) $0.5787, for up to an aggregate purchase price of $3.0 million (“Subsequent Investments”).  BRG can exercise its right to purchase the additional shares at any time until the first anniversary of the initial closing date. The Initial Warrant provides BRG the right to purchase up to $3.0 million of ANTs common stock at an initial exercise price of $0.5261 per share exercisable for a period of nine years. The Initial Warrant amount of $3.0 million shall be increased by the aggregate amount of each Subsequent Investment. The exercise price and expiration date of the warrant are subject to adjustment and extension based on the occurrence of certain events and the warrant may be exercised on a cashless basis.  The BRG Agreement also provides to BRG certain anti-dilution provisions that would require that the Company issue to BRG additional shares of common stock and additional warrant coverage in the event the Company issues shares of common stock at a price below the purchase price or exercise price per share paid by BRG or, in the case of cashless exercise of the warrant or issuance of shares as a Quarterly Payment, deemed paid by BRG, subject to certain exceptions.

In addition to the foregoing, for so long as any portion of the Initial Warrant remains outstanding, and commencing on March 31, 2011, the Company is required to pay to BRG on each March 31, June 30, September 30 and December 31, a quarterly payment equal to:  the product of (A) the quotient of (x) the remaining unexercised amount of the Initial Warrant as of the third business day preceding such quarterly payment date (initially $3,000,000), divided by (y) the warrant exercise price as of the quarterly payment date (initially $0.5261 and subject to adjustments), multiplied by (B) $0.01 per share (each a “Quarterly Payment”).  The current Quarterly Payment is $57,024.  The Company, in its discretion, may pay the Quarterly Payments in cash or in shares of common stock determined by dividing the Quarterly Payment by the Average Market Price (as defined below) on the third business day prior to the applicable Quarterly Payment date.

Under the BRG Agreement, Average Market Price is defined as the average of the Daily Market Prices of such security for all of the Business Days in the most recently completed calendar month that ended prior to the date of the corresponding Purchaser Notice, as defined in the BRG Agreement.

If certain conditions are satisfied, a subsequent warrant will be issued covering $3.0 million of ANTs common stock plus the aggregate amount of all Subsequent Investments made by BRG under the BRG Agreement. The subsequent warrant will have an exercise price of $3.00 per share subject to certain adjustments, a term of two years subject to certain extensions, and the same cashless exercise provisions as the initial warrant.

Proceeds from the transaction will be used for general operating purposes, to further fund ANTs’ development and go-to-market strategy for its innovative database migration solutions and to repay its $0.25 million expired line of credit.

The BRG Agreement requires that the Company file a registration statement with the Securities and Exchange Commission no later than February 14, 2011 to register the shares of common stock issued to BRG, including the shares issuable upon exercise of the Initial Warrant and payable as Quarterly Payments.  In the event such registration statement is not declared effective on or before March 31, 2011, the BRG Agreement requires that the Company pay substantial penalties to BRG.

ANTs entered into an agreement with Fletcher International, Ltd. (“Fletcher”) on March 12, 2010, as amended on July 15, 2010 (the “Fletcher Agreement”). Pursuant to the Fletcher Agreement, ANTs sold shares of common stock and warrants to purchase common stock to Fletcher in March and July 2010, sold shares of common stock to Fletcher in May 2010 and issued shares to Fletcher for Quarterly Payments in April, July, October and December 2010. Also pursuant to the Fletcher Agreement, Fletcher is entitled to certain anti-dilution protections in the event the Company issued and sold shares of common stock at a price below that paid or deemed paid by Fletcher.  The price per share of common stock sold to BRG under the BRG Agreement is below the price paid by Fletcher.   As a result, the Company is required to issue to Fletcher an additional 4,146,169 shares of common stock.  Further, the warrant to purchase common stock granted by the Company to Fletcher under the Fletcher Agreement (the “Initial Fletcher Warrant”) has been adjusted to reduce the exercise price of the warrant to $0.5261 per share (from $0.903).  As a result, the Initial Fletcher Warrant now represents the right to purchase up to 19,007,793 shares at a cash exercise price of $0.5261 per share.  The increase in the number of shares issuable to Fletcher under the Initial Fletcher Warrant also causes an increase in certain quarterly payments payable by the Company under the Fletcher Agreement.  Specifically, for so long as any portion of the Initial Fletcher Warrant remains outstanding, and commencing on March 31, 2010, the  Company is required to pay to Fletcher on each March 31, June 30, September 30 and December 31, a quarterly payment equal to:  the product of (A) the quotient of (x) the remaining unexercised amount of the Initial Fletcher Warrant as of the third business day preceding such quarterly payment date (initially $10,000,000), divided by (y) the warrant exercise price as of the quarterly payment date ($0.5261, as adjusted), multiplied by (B) $0.01 per share (each a “Fletcher Quarterly Payment”).  The adjusted Fletcher Quarterly Payment is $190,078.  The Company has the right to pay the Fletcher Quarterly Payment in cash or shares of common stock based on a formula set forth in the Fletcher Agreement.  Fletcher and BRG are related entities.

A copy of the Agreement is filed herewith as Exhibit 10.1 and the Initial Warrant is filed herewith as Exhibit 10.2.  The terms of the Agreement and the Initial Warrant are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

As referenced under Item 1.01 above, ANTs engaged in a private placement transaction with BRG. The description of the transaction set forth in Item 1.01 is incorporated herein by reference.

BRG qualifies as an accredited investor as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”). The sales of these securities were made in reliance upon Rule 506 and Section 4(2) of the Act.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Agreement dated as of December 31, 2010, by and between ANTS software, inc. and BRG Investments, LLC
	10.2	Warrant dated January 4, 2011, between ANTS software, inc. and BRG Investments, LLC
	99.1	Press release dated January 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTs software inc.

Date: January 6, 2011	By:	/s/ Dave Buckel
Dave Buckel, Chief Financial
Officer